EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CME Group Inc. Reports Solid Second-Quarter 2010 Financial Results

CHICAGO, July 29, 2010 – CME Group Inc. (NASDAQ: CME) today reported that second-quarter total revenues increased 26 percent to $814 million and operating income increased 29 percent to $515 million from the year-ago period. Second-quarter 2010 operating margin was 63 percent, up from 62 percent in second-quarter 2009. Operating margin is defined as operating income as a percentage of total revenues.

Second-quarter net income was $271 million and diluted earnings per share were $4.11, up 22 percent and 23 percent respectively from the same period last year. Second-quarter 2010 results included a $20.5 million write down of goodwill of the company’s subsidiary, Credit Market Analysis Limited (CMA). Excluding the write down, second-quarter diluted EPS would have been $4.43*, a 33 percent increase versus second-quarter 2009.

“During a volatile second quarter, CME Group’s markets performed well in their critical functions of providing liquidity, transparency, reliability and security to market participants,” said CME Group Executive Chairman Terry Duffy. “Our extensive track record of operating safe and secure markets is what our customers rely on, and what helped us achieve strong second quarter results. We are pleased that the newly signed Dodd-Frank Act reinforces the value of these attributes, and look forward to working with market participants to efficiently implement the tenets of the Act while preserving the integrity of U.S. financial markets.”

“CME Group’s performance during the second quarter underscored the value of our products to our customers during highly volatile conditions,” said CME Chief Executive Officer Craig Donohue. “Volume was up in every asset class, resulting in 31 percent average daily volume growth from the same quarter last year, and generating $814 million in total revenues. Our focus continues to be on leveraging our globally relevant products, our extensive customer network, and our world class technology and clearing platforms to deliver new risk management opportunities to our clients.”

*	A reconciliation of the non-GAAP EPS and non-GAAP tax rate mentioned to the respective GAAP figures can be found within the Reconciliation of GAAP to Non-GAAP Measures chart at the end of the financial statements.

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CME Group Inc. Second-Quarter 2010 Financial Highlights

($s in millions, except per share)	Q2 FY10	Q2 FY09	Y/Y	1H FY10	1H FY09	Y/Y
Revenues	$814	$648	26%	$1,507	$1,295	16%

Expenses	$299	$249	20%	$577	$510	13%

Operating Income	$515	$399	29%	$930	$785	18%

Operating Margin %	63.3%	61.6%		61.7%	60.6%

Net Income Attributable to CME Group	$271	$222	22%	$511	$421	21%

Diluted EPS	$4.11	$3.33	23%	$7.73	$6.33	22%

Second-quarter 2010 average daily volume was 13.5 million contracts, up 31 percent compared with second-quarter 2009. Clearing and transaction fee revenue was $684 million, up 27 percent from $537 million in second-quarter 2009, and up 18 percent from first-quarter 2010. Market data and information services revenue was $102 million, up 24 percent from $82 million in the same quarter last year, and includes the first full quarter of revenue from CME Group’s index services business. The total average rate per contract for CME Group decreased 4 percent from second-quarter 2009 to 79 cents.

Second-quarter 2010 non-operating expense was $35 million, driven primarily by interest expense and borrowing costs of $38 million, which was offset by $4 million of investment income. Additionally, the second-quarter 2010 effective tax rate was 43.5 percent, up from 40.8 percent in second-quarter 2009. Excluding the CMA write down, the tax rate would have been 41.7 percent*.

As of June 30, the company had $409 million of cash and marketable securities and $2.8 billion of debt. During the quarter, the company paid down $300 million of debt.

CME Group will hold a conference call to discuss second-quarter 2010 results at 8:30 a.m. Eastern Time today. A live audio Webcast of the call will be available on the Investor Relations section of CME Group’s Web site at www.cmegroup.com. An archived recording will be available for up to two months after the call.

CME Group (www.cmegroup.com) is the world’s largest and most diverse derivatives marketplace. Building on the heritage of CME, CBOT and NYMEX, CME Group serves the risk management needs of customers around the globe. As an international marketplace, CME Group brings buyers and sellers together on the CME Globex electronic trading platform and on trading floors in Chicago and New York. By acting as the buyer to every seller and the seller to every buyer, CME Clearing virtually eliminates counterparty credit risk. CME Clearing also offers financial safeguards to help mitigate systemic risk, providing the security and confidence market participants need to operate, invest and grow. CME Group offers the widest range of benchmark products available across all major asset classes, including futures and options based on interest rates, equity indexes, foreign exchange, energy, agricultural commodities, metals, and alternative investment products such as weather and real estate. CME Group is listed on NASDAQ under the symbol “CME.”

The Globe logo, CME, Chicago Mercantile Exchange, CME Group, Globex, E-mini and CME ClearPort are trademarks of Chicago Mercantile Exchange Inc. CBOT and Chicago Board of Trade, Inc. are trademarks of the Board of Trade of the City of Chicago. NYMEX and New York Mercantile Exchange are trademarks of New York Mercantile Exchange, Inc. COMEX is a trademark of Commodity Exchange, Inc. All other trademarks are the property of their respective owners. Further information about CME Group (NASDAQ: CME) and its products can be found at www.cmegroup.com.

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Statements in this press release that are not historical facts are forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or implied in any forward-looking statements. Among the factors that might affect our performance are: increasing competition by foreign and domestic entities, including increased competition from new entrants into our markets and consolidation of existing entities; our ability to keep pace with rapid technological developments, including our ability to complete the development and implementation of the enhanced functionality required by our customers; our ability to continue introducing competitive new products and services on a timely, cost-effective basis, including through our electronic trading capabilities, and our ability to maintain the competitiveness of our existing products and services; our ability to adjust our fixed costs and expenses if our revenues decline; our ability to generate revenues from our processing services; our ability to maintain existing customers, develop strategic relationships and attract new customers; our ability to expand and offer our products in foreign jurisdictions; changes in government policy, including policies relating to common or directed clearing, and changes resulting from the adoption and implementation of the Dodd-Frank Act and any changes in the regulation of our industry with respect to speculative trading in commodity interests and derivative contracts; the costs associated with protecting our intellectual property rights and our ability to operate our business without violating the intellectual property rights of others; our ability to generate revenue from our market data that may be reduced or eliminated by the growth of electronic trading, the state of the overall economy or declines in subscriptions; changes in our rate per contract due to shifts in the mix of the products traded, the trading venue and the mix of customers (whether the customer receives member or non-member fees or participates in one of our various incentive programs) and the impact of our tiered pricing structure; the ability of our financial safeguards package to adequately protect us from the credit risks of clearing members; the ability of our compliance and risk management methods to effectively monitor and manage our risks; changes in price levels and volatility in the derivatives markets and in underlying fixed income, equity, foreign exchange and commodities markets; economic, political and market conditions, including the recent volatility of the capital and credit markets and the impact of current economic conditions on the trading activity of our current and potential customers; our ability to accommodate increases in trading volume and order transaction traffic without failure or degradation of performance of our systems; our ability to execute our growth strategy and maintain our growth effectively; our ability to manage the risks and control the costs associated with our acquisition, investment and alliance strategy; our ability to continue to generate funds and/or manage our indebtedness to allow us to continue to invest in our business; industry and customer consolidation; decreases in trading and clearing activity; the imposition of a transaction tax on futures and options on futures transactions and/or the repeal of the 60/40 tax treatment of such transactions; the unfavorable resolution of material legal proceedings and the seasonality of the futures business. More detailed information about factors that may affect our performance may be found in our filings with the Securities and Exchange Commission, including our most recent periodic reports filed on Form 10-K and Form 10-Q, which are available in the Investor Relations section of the CME Group Web site. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

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CME Group Inc. and Subsidiaries

Consolidated Balance Sheets

(in millions)

	June 30, 2010	December 31, 2009
ASSETS
Current Assets:
Cash and cash equivalents	$363.6	$260.6
Marketable securities	45.0	42.6
Accounts receivable, net of allowance	330.8	248.3
Other current assets	103.8	165.6
Cash performance bonds and security deposits	3,758.8	5,981.9

Total current assets	4,602.0	6,699.0
Property, net of accumulated depreciation and amortization	729.5	738.5
Intangible assets - trading products	17,038.0	16,982.0
Intangible assets - other, net of accumulated amortization	3,502.0	3,246.5
Goodwill	7,962.8	7,549.2
Other assets	424.6	435.8

Total Assets	$34,258.9	$35,651.0

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$37.6	$46.7
Short-term debt	300.0	299.8
Other current liabilities	237.9	195.2
Cash performance bonds and security deposits	3,758.8	5,981.9

Total current liabilities	4,334.3	6,523.6
Long-term debt	2,524.4	2,014.7
Deferred tax liabilities	7,775.9	7,645.9
Other liabilities	172.9	165.8

Total Liabilities	14,807.5	16,350.0
Redeemable non-controlling interest	67.9	—
Shareholders’ equity	19,383.5	19,301.0

Total Liabilities and Shareholders’ Equity	$34,258.9	$35,651.0

CME Group Inc. and Subsidiaries

Consolidated Statements of Income

(dollars in millions, except per share amounts; shares in thousands)

	Quarter Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Revenues
Clearing and transaction fees	$684.2	$536.8	$1,262.2	$1,064.6
Market data and information services	102.0	82.1	189.6	167.6
Access and communication fees	11.2	11.5	22.1	23.1
Other	16.5	17.4	33.2	39.6

Total Revenues	813.9	647.8	1,507.1	1,294.9

Expenses
Compensation and benefits	103.1	88.0	201.9	174.7
Communications	10.9	11.6	21.0	24.0
Technology support services	12.7	11.6	24.9	23.4
Professional fees and outside services	25.2	22.4	56.4	44.0
Amortization of purchased intangibles	32.3	30.5	63.1	63.8
Depreciation and amortization	32.8	30.1	65.0	61.1
Occupancy and building operations	20.2	18.1	40.7	38.2
Licensing and other fee agreements	21.2	21.7	42.3	46.3
Restructuring	(0.2)	1.4	(0.5)	4.6
Other	40.6	13.6	62.5	29.6

Total Expenses	298.8	249.0	577.3	509.7

Operating Income	515.1	398.8	929.8	785.2

Non-Operating Income (Expense)
Investment income	4.4	10.1	15.5	11.9
Gains (losses) on derivative investments	—	—	6.0	—
Securities lending interest income	—	0.4	—	2.8
Securities lending interest and other costs	—	0.3	—	(0.1)
Interest and other borrowing costs	(37.9)	(32.6)	(69.3)	(71.1)
Equity in losses of unconsolidated subsidiaries	(1.5)	(1.7)	(3.0)	(2.9)
Other income (expense)	—	(0.4)	—	(0.4)

Total Non-Operating	(35.0)	(23.9)	(50.8)	(59.8)

Income Before Income Taxes	480.1	374.9	879.0	725.4

Income tax provision	(208.9)	(153.1)	(367.6)	(304.5)

Net Income	$271.2	$221.8	$511.4	$420.9
Less: Net income attributable to redeemable non-controlling interest	0.5	—	0.5	—

Net Income Attributable to CME Group	$270.7	$221.8	$510.9	$420.9

Earnings per Common Share Attributable to CME Group:
Basic	$4.13	$3.34	$7.75	$6.35
Diluted	4.11	3.33	7.73	6.33

Weighted Average Number of Common Shares:
Basic	65,582	66,329	65,906	66,316
Diluted	65,784	66,526	66,104	66,470

CME Group Inc.

Quarterly Operating Statistics

	2Q 2009	3Q 2009	4Q 2009	1Q 2010	2Q 2010
Trading Days	63	64	64	61	64

Quarterly Average Daily Volume (ADV)

CME Group ADV (in thousands)

Product Line	2Q 2009	3Q 2009	4Q 2009	1Q 2010	2Q 2010
Interest rates	4,389	4,422	4,368	5,120	6,074
Equities	2,988	2,656	2,514	2,815	3,455
Foreign exchange	568	660	754	887	1,035
Energy	1,396	1,484	1,564	1,609	1,798
Agricultural Commodities	818	708	750	786	855
Metals	190	201	292	327	308

Total	10,349	10,132	10,243	11,544	13,525

Venue
Open outcry	1,431	1,264	1,210	1,318	1,539
Electronic	8,266	8,267	8,399	9,562	11,340
Privately negotiated	173	147	170	190	198

Exchange-traded Total	9,871	9,679	9,779	11,070	13,077
CME ClearPort	478	453	464	474	448

Total	10,349	10,132	10,243	11,544	13,525

Average Rate Per Contract (RPC)

CME Group RPC

Product Line	2Q 2009	3Q 2009	4Q 2009	1Q 2010	2Q 2010
Interest rates	$0.525	$0.505	$0.509	$0.503	$0.481
Equities	0.712	0.722	0.733	0.713	0.713
Foreign exchange	0.901	0.853	0.816	0.803	0.798
Energy	1.653	1.694	1.606	1.636	1.581
Agricultural Commodities	1.130	1.199	1.278	1.244	1.282
Metals	1.808	1.849	1.872	1.734	1.749

Average RPC	$0.823	$0.834	$0.849	$0.821	$0.790

Venue
Exchange-traded	$0.765	$0.765	$0.783	$0.754	$0.732
CME ClearPort	2.031	2.304	2.236	2.392	2.489

Note: Average daily volume and rate per contract figures for prior periods have been revised due to standardizing NYMEX reporting conventions to follow CME Group’s treatment of post-trade transactions such as exercises, assignments and deliveries.

CME Group Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

(in millions)

	Quarter Ended June 30,		Year to Date June 30,
	2010	2009	2010	2009
GAAP Results
Revenues	$813.9	$647.8	$1,507.1	$1,294.9
Expenses	298.8	249.0	577.3	509.7

Operating income	515.1	398.8	929.8	785.2

Operating margin	63.3%	61.6%	61.7%	60.6%

Non-Operating income (expense)	(35.0)	(23.9)	(50.8)	(59.8)

Income before income taxes	480.1	374.9	879.0	725.4
Income tax provision	(208.9)	(153.1)	(367.6)	(304.5)
Effective tax rate	43.5%	40.8%	41.8%	42.0%

Net income	$271.2	$221.8	$511.4	$420.9
Less: Net income attributable to redeemable non-controlling interest	0.5	—	0.5	—

Net Income Attributable to CME Group	$270.7	$221.8	$510.9	$420.9

Earnings per Common Share Attributable to CME Group:
Basic	$4.13	$3.34	$7.75	$6.35
Diluted	4.11	3.33	7.73	6.33

Adjustments for Impairment of CMA goodwill
Adjustment to expenses	(20.5)	—	(20.5)	—
Adjustment to operating income	20.5	—	20.5	—
Adjustment to income before income taxes	20.5	—	20.5	—

Adjustment to net income	$20.5	$—	$20.5	$—

Non-GAAP results, excluding impairment of CMA goodwill
Revenues	$813.9	$647.8	$1,507.1	$1,294.9
Expenses	278.3	249.0	556.8	509.7

Operating income	535.6	398.8	950.3	785.2

Operating margin	65.8%	61.6%	63.1%	60.6%

Non-Operating income (expense)	(35.0)	(23.9)	(50.8)	(59.8)

Income before income taxes	500.6	374.9	899.5	725.4
Income tax provision	(208.9)	(153.1)	(367.6)	(304.5)
Effective tax rate	41.7%	40.8%	40.9%	42.0%

Net income	$291.7	$221.8	$531.9	$420.9
Less: Net income attributable to redeemable non-controlling interest	0.5	—	0.5	—

Net Income Attributable to CME Group	$291.2	$221.8	$531.4	$420.9

Adjusted earnings per Common Share Attributable to CME Group:
Basic	$4.44	$3.34	$8.06	$6.35
Diluted	4.43	3.33	8.04	6.33